QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2002

VCampus Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
000-21421 (Commission file Number)	54-1290319 (IRS Employer ID Number)
1850 Centennial Park Drive, Suite 200, Reston, VA 20191 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code                (703) 893-7800

N/A (Former name or former address, if changed since last report)

Item 5. Other Events.

        On July 8, 2002, the Registrant issued a press release substantially as follows:

VCampus Completes Reverse Stock Split

        RESTON, VA, July 8, 2002—VCampus Corporation (Nasdaq: VCMP), a leading provider of end-to-end, web-based e-Learning solutions, has completed a previously announced reverse stock split of its common stock at a ratio of one-for-ten. The reverse stock split, which is effective today, July 8, 2002, was approved by VCampus shareholders during the company's annual meeting May 30, 2002, and subsequently by the Board of Directors on June 18, 2002.

        As the result of the reverse stock split, every ten shares of VCampus common stock issued and outstanding immediately prior to the reverse stock split have been reclassified and changed into one fully paid and nonassessable share of VCampus common stock. VCampus will settle fractional shares by rounding share holdings for each stockholder up to the nearest whole share. First Union National Bank, the transfer agent and registrar for VCampus, is effecting the exchange of certificates representing the shares of VCampus common stock.

        The common stock continues to trade on Nasdaq on a post-reverse stock split basis under the temporary symbol "VCMPD" for a period of 20 trading days to reflect the post-split status of the stock. At the end of this period, the ticker symbol will revert to VCMP. The shares of VCampus preferred stock are not affected by the reverse stock split. As the result of the reverse stock split, VCampus has approximately 1.5 million shares of common stock currently issued and outstanding.

About VCampus

        VCampus® Corporation (Nasdaq: VCMP) is a leading provider of end-to-end e-Learning solutions. The company develops, manages and hosts turnkey, web-based learning solutions for corporations, government agencies and higher education institutions. VCampus enables these organizations to offer complete global distance learning solutions to their customers, employees, distributors, suppliers and students. VCampus' e-Learning solutions are designed to help clients deliver higher education programs to adult students; improve the performance of their distribution channels and suppliers; measure and develop their employees' knowledge, skills and abilities; and increase their customers' satisfaction and loyalty. VCampus distributes a courseware library of more than 5,200 web-based courses and has delivered more than 2.5 million courses to over 700,000 adult learners. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus website at www.vcampus.com. "VCampus" is a registered trademark of VCampus Corporation.

        This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion are forward-looking, and words such as "anticipates," "believes," "could," "estimate," "expect," "intend," "may," "might," "should," "will," and "would" and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) growing competition; and (4) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of "Risk Factors" in our Form 10-K for the year ended December 31, 2001, filed with the SEC on April 1, 2002, and other SEC filings.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCAMPUS CORPORATION
Date: July 8, 2002	/s/ Christopher L. Nelson Christopher L. Nelson Chief Financial Officer

QuickLinks

  Item 5. Other Events.
SIGNATURES